UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) July 17, 2007

                            SOUTH TEXAS OIL COMPANY
	      --------------------------------------------------
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

2802 Flintrock Trace, Suite 252, Austin, TX                78738
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(Address of principal executive offices)                 (Zip Code)

                 (512)371-4152 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under  the  Securities  Act (17
     CFR 230.425)

[  ] Soliciting   material  pursuant  to   Rule  14a-12  under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01    Completion of Acquisition or Disposition of Assets.

On July 12, 2007, South Texas Oil Company issued a news release reporting that South Texas Oil Company had acquired additional oil and gas interests.

   a) On June 18, 2007, South Texas Oil Company agreed to acquire certain oil and gas interests and certain related assets of Senora Resources, Inc and James D. Dobos, II, individually, (collectively the "Seller").

   b) There exists no material relationship other than in respect of the transaction, between the registrant or any of its affiliates, or any officer and director and the Seller of the mineral interests.

   c) South Texas Oil Company provided $1.8 million as consideration for the purchase of the additional mineral interests.

SECTION 8 - OTHER EVENTS

ITEM 8.01    Other Events.

On July 12, 2007, South Texas Oil Company issued a news release reporting that South Texas Oil Company had acquired additional oil and gas interests; a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits.

     (a) Financial Statements.

             Not applicable.

     (b) Pro Forma Financial Information.

If pro forma Information is required, as permitted by Item 9.01(b)(2) of Form 8-K, we will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K by amendment to this Current Report on Form 8-K on or prior to 71 calendar days from the date we are required to report the acquisition.


     (c) Exhibits

Exhibit Number      Description

99.1                 Press Release dated July 12, 2007
10.23                Assignment, Conveyance and Bill of Sale
10.24                Assignment of Overriding Royalty Interest


          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2007

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer